Exhibit 99.3

Ceva, Inc. Announces Expansion of Existing Share Repurchase Program

ROCKVILLE, MD., November 7, 2024 - Ceva, Inc. (NASDAQ: CEVA), the leading licensor of silicon and software IP that enables Smart Edge devices to connect, sense and infer data more reliably and efficiently, today announced that its Board of Directors authorized the expansion of the company's share repurchase program with an additional 700,000 shares of common stock available for repurchase. As of September 30, 2024, Ceva had approximately 356,000 shares of common stock available for repurchase under the existing plan, bringing the aggregate to approximately 1,056,000 shares available for repurchase.

Amir Panush, CEO of Ceva, commented: “The share repurchase program expansion reflects the management and Board of Director’s confidence in the ongoing performance of Ceva’s business and long-term strategy to drive profitable growth. Our balance sheet remains strong and ensures we are well positioned to pursue non-organic growth opportunities while also returning capital to our shareholders.”

Under the share repurchase program, shares of the company's common stock may be repurchased from time to time pursuant to Rule 10(b)-18 of the Securities Exchange Act of 1934, as amended outside of periods when the Company's trading window is closed. Such repurchases may be made in the open market or through privately negotiated transactions depending on market conditions, share price, trading volume and other factors.

###

About Ceva, Inc.

At Ceva, we are passionate about bringing new levels of innovation to the smart edge. Our wireless communications, sensing and Edge AI technologies are at the heart of some of today’s most advanced smart edge products. From wireless connectivity IPs (Bluetooth, Wi-Fi, UWB and 5G platform IP), to scalable Edge AI NPU IPs and sensor fusion solutions, we have the broadest portfolio of IP to connect, sense and infer data more reliably and efficiently. We deliver differentiated solutions that combine outstanding performance at ultra-low power within a very small silicon footprint. Our goal is simple – to deliver the silicon and software IP to enable a smarter, safer, and more interconnected world. This philosophy is in practice today, with Ceva powering more than 18 billion of the world’s most innovative smart edge products from AI-infused smartwatches, IoT devices and wearables to autonomous vehicles and 5G mobile networks.

Our headquarters are in Rockville, Maryland with a global customer base supported by operations worldwide. Our employees are among the leading experts in their areas of specialty, consistently solving the most complex design challenges, enabling our customers to bring innovative smart edge products to market.

Ceva is a sustainability- and environmentally-conscious company, adhering to our Code of Business Conduct and Ethics. As such, we emphasize and focus on environmental preservation, recycling, the welfare of our employees and privacy – which we promote on a corporate level. At Ceva, we are committed to social responsibility, values of preservation and consciousness towards these purposes.

Ceva: Powering the Smart Edge™

Visit us at www.ceva-ip.com and follow us on LinkedIn, X, YouTube, Facebook, and Instagram.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of Ceva to differ materially from those expressed or implied by such forward-looking statements and assumptions. Forward-looking statements include Mr. Panush’s statements regarding management and the Board’s confidence in the ongoing performance of Ceva’s business and long-term strategy to drive profitable growth and belief that the strength of Ceva’s balance sheet ensures Ceva is well positioned to pursue non-organic growth opportunities while returning capital to shareholders. The risks, uncertainties and assumptions that could cause differing Ceva results include: the effect of intense industry competition; the ability of Ceva’s technologies and products incorporating Ceva’s technologies to achieve market acceptance; Ceva’s ability to meet changing needs of end-users and evolving market demands; the cyclical nature of and general economic conditions in the semiconductor industry; Ceva’s ability to diversify its royalty streams and license revenues; Ceva’s ability to continue to generate significant revenues from the handset baseband market and to penetrate new markets; instability and disruptions related to the ongoing Israel-Gaza conflict; and general market conditions and other risks relating to Ceva’s business, including, but not limited to, those that are described from time to time in our SEC filings. Ceva assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

For more information, contact:

Yaniv Arieli Ceva, Inc. CFO +1.650.417.7941 yaniv.arieli@ceva-ip.com	Richard Kingston Ceva, Inc. VP Market Intelligence, Investor & Public Relations +1.650.417.7976 richard.kingston@ceva-ip.com